                   SECOND AMENDMENT TO FINANCING AGREEMENT

     This Second Amendment to Financing Agreement, dated and effective as of March 22, 1999 ("Second Amendment"), amends that certain Financing Agreement, dated July 15, 1997 (as amended, the "Agreement") entered into by and between The CIT Group/Commercial Services, Inc. ("CIT") and Mossimo, Inc. (the "Company"). Except as defined herein, terms defined in the Agreement shall have the same meaning when used in this Second Amendment.

     For good and valuable consideration, the Company and CIT agree as follows:

1. The definition of "Anniversary Date" set forth in Section 1 of the Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

     "ANNIVERSARY DATE shall mean June 30, 2000 and the same date in every year thereafter."

2. The definition of "Termination Premium" is hereby amended by deleting the amount of "$20,000,000.00" set forth therein, and inserting in lieu thereof the amount of "$15,000,000.00".

3. Paragraphs 11 and 12 of Section 7 of the Agreement are hereby deleted in their entirety, and the following are inserted in lieu thereof:

     "11. The Company's EBITDA for the fiscal periods set forth below shall not be less than:

           Fiscal Period                                EBITDA
           -------------                                ------
           Fiscal Period Ending March 31, 1999          ($1,803,000.00)
           Fiscal Period Ending June 30, 1999           ($1,973,000.00)
           Fiscal Period Ending September 30, 1999      ($  142,000.00)
           Fiscal Period Ending December 31, 1999       ($4,760,000.00)

           The Company's EBITDA for fiscal periods
           ending subsequent to December 31, 1999
           will be established annually after CIT's receipt from the Company (no later than September 30th of each year) of the Company's internally prepared cash flow projections for the following fiscal year.

11. The Company's exposure in excess of Accounts Receivable Availability for the fiscal months set forth below shall not exceed:

                           Exposure in Excess of Accounts
     Fiscal Months             Receivable Availability
     -------------
     March 1999                   ($ 5,431,000.00)
     April 1999                   ($ 7,790,000.00)
     May 1999                     ($11,911,000.00)
     June 1999                    ($11,970,000.00)
     July 1999                    ($ 9,911,000.00)
     August 1999                  ($ 8,977,000.00)
     September 1999               ($ 9,671,000.00)
     October 1999                 ($ 8,961,000.00)
     November 1999                ($ 7,676,000.00)
     December 1999                ($ 3,659,000.00)

     The Company's exposure in excess of Accounts
     Receivable Availability for fiscal months ending subsequent to December 1999 will be established annually after CIT's receipt from the Company (no later than September 30th of each year) of the Company's internally prepared cash flow projections for the following fiscal year."

4. The Company hereby agrees to pay and authorizes CIT to charge to the Company's account a fee of $25,000.00 in connection with the changed terms and conditions reflected in this Agreement.

5. Except as expressly modified by the Second Amendment, the Agreement and related documents shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year above written.

MOSSIMO, INC.                          THE CIT GROUP/COMMERCIAL SERVICES, INC.

By: /s/ Thora Thoroddsen               By: /s/ James Ezemoll
   --------------------------             --------------------------
Title: SR VP of Finance                Title: V.P.